                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of Infonautics, Inc. and its subsidiaries as of December 31, 1997 and December 31, 1998, and for each of the three years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 31, 1999